Form S-1 Appendix

Certificate Amendment of Incorporation

STATE OF NEW York

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on April 14, 2016.

Anthony Giardina
Executive Deputy Secretary of State

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION

OF

Achison Inc

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

Achison Inc

If the name of the corporation has been changed, the name under which it was formed is: N/A

SECOND: The date of filing of the certificate of incorporation with the Department of State is: 12/29/2014

THIRD: The amendment effected by this certificate of amendment is as follow:

Paragraph Fourth of the certificate og Incorporation relating to

Increasing the total number of shares to be issued. The original 200 shares of no par value have not been issued and will be cancelled.

is hereby amended to read in its entirty as follows:

Fourth: The total number of shares which the corporation shall have authority to issue will be 99,900,000,000. All of the shares will be common shares (Class A). The par value of each share will be $0.0000001.

FOURTH: The certificate of amendment was authoritized by:

[X]The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

[]The vote of the board of directore followed by the unanimous written consent of the holders of all outstanding shares.

Liuyan Li
Liuyan Li (Name of Signer)
Chairwomen of the Directors' Board (Title of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION

OF

Achison Inc

Under Section 805 of the Business Corporation Law

Filer's name: Liuyan Li
Address: 3906 Main Street, 212
City, State and Zip Code: Flushing, NY11354

FILED WITH THE NYS DEPARTMENT OF STATE ON: 04/14/2016
FILED NUMBER: 160414000454